Exhibit 23.1

CONSENT OF REGISTERED PUBLIC ACCOUNTANTS

        We consent to the use in this Registration Statement of Photonic Products Group, Inc. and Subsidiaries on Form S-1 of our report dated March 25, 2004, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 25, 2004 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

        We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ HOLTZ RUBENSTEIN REMINICK LLP

HOLTZ RUBENSTEIN REMINICK LLP

Melville, New York

December 28, 2004